As filed with the Securities and               Registration No.333- ____________
Exchange Commission on August 30, 1996.

- --------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------
                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ----------------------

                                First USA, Inc.
            (Exact name of registrant as specified in its charter)

              DELAWARE                                            75-2291060
     (State or other jurisdiction                             (I.R.S. Employer
   of incorporation or organization)                         Identification No.)

     1601 ELM STREET, SUITE 4700
           DALLAS, TEXAS                                            75201
(Address of principal executive offices)                          (Zip Code)

                             ---------------------

                EMPLOYEE STOCK PURCHASE PLAN OF FIRST USA, INC.
                           (Full title of the plan)


                                                             WITH A COPY TO:
           JACK M. ANTONINI                              CHARLES D. MAGUIRE, JR.
            FIRST USA, INC.                             JACKSON & WALKER, L.L.P.
      1601 ELM STREET, SUITE 4700                           901 MAIN STREET,
          DALLAS, TEXAS 75201                                  SUITE 6000
                (214) 849-2000                             DALLAS, TEXAS 75202
  (Name, address, including zip code, and                    (214) 953-5850
   telephone number, including area code,
          of agent for service)

                        CALCULATION OF REGISTRATION FEE
 -------------------------------------------------------------------------------

   Title of                               Proposed Maximum       Proposed Maximum
Securities to be       Amount to be      Offering Price Per     Aggregate Offering       Amount of
  Registered          Registered (2)          Share(1)               Price (1)        Registration Fee
- ------------------------------------------------------------------------------------------------------
Common Stock,
par value             500,000 shares          $54.50              $27,250,000.00         $9,396.55
$.01 per share
- ------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(c) and 457(h), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Common Stock, as reported by the New York Stock Exchange on August 28, 1996.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

    Pursuant to General Instruction E of Form S-8, with respect to the shares registered under the Employee Stock Purchase Plan of First USA, Inc., this Registration Statement incorporates by reference the contents of the Registrant's Registration Statement Nos. 33-48354, 33-71184 and 33-86658 on Form S-8, including all exhibits attached thereto.

                               EXPLANATORY NOTE

   On July 17, 1996, the Board of Directors of First USA, Inc. (the "Registrant") approved, subject to shareholder approval, an amendment to the Registrant's Employee Stock Purchase Plan (the "Plan"). Among other changes, the amendment increased the maximum number of shares of the Registrant's common stock, par value $0.01 per share (the "Common Stock") reserved for issuance under the Plan by 500,000 shares. This Registration Statement on Form S-8 relates to the additional 500,000 shares of Common Stock issuable pursuant to provisions of the Plan as a result of the amendment.


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.   EXHIBITS.

   (a) The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8.

Exhibit No.  Description of Exhibit
- -----------  ----------------------

5            Opinion of Jackson & Walker, L.L.P.*

23.1         Consent of Ernst & Young LLP*

23.2 Consent of Jackson & Walker, L.L.P. (included in its opinion filed as Exhibit 5 to this Registration Statement).*

24           Power of Attorney (appearing on page II-5 of this Registration
             Statement).*

99.1         Amendment No. 2 to the Employee Stock Purchase Plan of First USA,
             Inc.*

- ------------------------

*  Filed herewith.

     (b) In accordance with Form S-8 Item 8(b), the undersigned registrant will or has undertaken to submit the Plan to the Internal Revenue Service ("IRS") and has made or will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act 1933, as amended (the "Securities Act");
                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume in securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas on the 30th day of August, 1996.



                                    FIRST USA, INC.



                                    By: /s/ John C. Tolleson
                                        ----------------------------------------
                                        John C. Tolleson
                                        Chairman of the Board and
                                        Chief Executive Officer
                                        (Principal Executive Officer)


                               POWER OF ATTORNEY


     Each person whose signature appears below authorizes John C. Tolleson, Jack
M. Antonini and Philip E. Taken and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Registrant and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney may deem appropriate.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 30, 1996.

Name                                    Title
- ----                                    -----


/s/ John C. Tolleson                    Chairman of the Board and
- -------------------------               Chief Executive Officer
John C. Tolleson                        (Principal Executive Officer)



/s/ Richard W. Vague                    President
- -------------------------
Richard W. Vague



/s/ Jack M. Antonini                    Vice Chairman Finance and Planning
- -------------------------               (Principal Accounting and Financial
Jack M. Antonini                        Officer)



/s/ Gerald S. Armstrong                 Director
- -------------------------
Gerald S. Armstrong


/s/ Gene H. Bishop                      Director
- -------------------------
Gene H. Bishop



/s/ Charles T. Russell                  Director
- -------------------------
Charles T. Russell



/s/ Rupinder S. Sidhu                   Director
- -------------------------
Rupinder S. Sidhu



/s/ Roger T. Staubach                   Director
- -------------------------
Roger T. Staubach



/s/ Carl H. Westcott                    Director
- -------------------------
Carl H. Westcott

                EMPLOYEE STOCK PURCHASE PLAN OF FIRST USA, INC.

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 30, 1996.

                           Employee Stock Purchase Plan of
                           First USA, Inc.


                           By: First USA Employee Benefits Committee



                                By: /s/ Mary Baker
                                    --------------------------------------------
                                    Mary Baker, Committee Member

                                 EXHIBIT LIST


Exhibit No.  Description of Exhibit
- -----------  ----------------------

5            Opinion of Jackson & Walker, L.L.P.

23.1         Consent of Ernst & Young LLP.

23.2 Consent of Jackson & Walker, L.L.P. (included in its opinion filed as Exhibit 5 to this Registration Statement).

24           Power of Attorney (appearing on page II-5 of this Registration
             Statement).

99.1         First Amendment to the Employee Stock Purchase Plan of First USA,
             Inc.